UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2016

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2016, Landstar System, Inc. (the “Company”) and its wholly owned subsidiary, Landstar System Holdings, Inc. (“LSHI”), entered into a senior credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, in the form of a five-year $250 million revolving credit agreement (with an “accordion” feature providing for possible increase up to an aggregate amount of $400 million) (the “Credit Agreement”) to refinance their existing credit facility (the “Existing Credit Facility”). The new credit facility will expire in June 2021.

As of June 2, 2016, there were no outstanding borrowings under the Existing Credit Facility, which has been terminated, and there are no outstanding borrowings under the Credit Agreement. Borrowings under the Credit Agreement are unsecured, however, all but two of the Company’s subsidiaries guarantee the obligations under the Credit Agreement.

The Credit Agreement contains a number of covenants that limit, among other things, the incurrence of additional indebtedness and the incurrence of operating or capital lease obligations. The Credit Agreement also requires the Company to meet certain financial tests. The Company is required to, among other things, maintain a minimum Fixed Charge Coverage Ratio and limit its borrowings to a specified Leverage Ratio of indebtedness to earnings before interest, taxes, depreciation and amortization, as each is defined in the Credit Agreement.

The Credit Agreement provides for an event of default in the event, among other things, that a person or group acquires 35% or more of the outstanding capital stock of the Company, obtains the power to elect a majority of the Company’s directors, or the directors cease to consist of a majority of Continuing Directors, as defined in the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Credit Agreement, dated as of June 2, 2016, among Landstar System Holdings, Inc., the Company, the lenders named therein, and JPMorgan Chase Bank, N.A. as Administrative Agent (including exhibits and schedules thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: June 6, 2016	By:	/s/ L. Kevin Stout
	Name:	L. Kevin Stout
	Title:	Vice President and Chief Financial Officer